UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 17, 2008
Date of Report (Date of earliest event reported)

Eden Bioscience Corporation
(Exact Name of Registrant as Specified in Charter)

Washington	0-31499	91-1649604
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14522 NE North Woodinville Way, Suite 202B, Woodinville, WA		98011-8201
(Address of principal executive offices)		(Zip Code)

(425) 806-7300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On September 17, 2008, the Board of Directors of Eden Bioscience Corporation appointed Nathaniel T. “Buster” Brown as its President and Chief Executive Officer, Chief Financial Officer and Secretary, effective as of October 1, 2008.   Mr. Brown will fill the principal executive and principal financial and accounting officer positions at the Company and will be succeeding Bradley S. Powell, whose resignation from those positions, effective as of September 30, 2008, previously was announced.  The Board has agreed to pay Mr. Brown a monthly salary of $12,500 for his services.

From September 2000 to December 2007, Mr. Brown (age 57) served as Vice President and Chief Financial Officer of Vulcan Inc., a multi-billion dollar asset management company in Seattle, Washington.  Prior to joining Vulcan, Mr. Brown served as Chief Financial Officer, Vice President and/or Director of Accounting of a number of private companies with operations in the Pacific Northwest and was a Senior Manager at KPMG LLP.  Mr. Brown currently holds board positions and serves on the finance and compensation committees of several privately held and not-for-profit organizations. Mr. Brown is a certified public accountant.  He received a Masters of Business Administration and Bachelor of Arts, Business Administration from the University of Puget Sound.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eden Bioscience Corporation

Dated: September 19, 2008	By:	/s/ Bradley S. Powell
Name: Bradley S. Powell
Title: President and Chief Financial Officer